SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2016

COASTWAY BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36263	46-4149994
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Coastway Blvd., Warwick, Rhode Island	02886
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (401) 330-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e)           Adoption of Annual Incentive Plan.  On January 28, 2016, the Boards of Directors of Coastway Bancorp, Inc. and Coastway Community Bank (collectively, the “Company”) adopted the Coastway Community Bank Annual Incentive Plan (the “Plan”), effective January 1, 2016.  The Plan is part of a total compensation package which includes base salary, annual incentives, long-term incentives and benefits to motivate and reward senior management for their contributions to the performance and success of the Company.  The Plan focuses on the financial goals that are critical to the Company’s growth and profitability. The Plan formalizes the process previously used by the Compensation Committee.

    Participants in the Plan will be recommended by the Chief Executive Officer and approved by the Compensation Committee.  Members of senior management are eligible to participate in the Plan.  Each participant will have an incentive award target, calculated as a percentage of base earnings (as defined in the plan) for the Plan year.  Award opportunities vary based on participant role and are approved by the Compensation Committee at the beginning of each Plan year.  The Chief Executive Officer will recommend for approval by the Compensation Committee the performance measures, goals, weightings and definitions at the beginning of each Plan year.  Performance measures may be financial or non-financial, and goals may be quantitative or qualitative.  Each performance measure will be weighted at a minimum of 10%, and the total of all performance measures for a Plan year will equal 100%.

    Actual awards will be allocated based on specific performance goals for the Company and as defined for each participant and ranging from 50% to 150% of targeted incentive opportunities using a balanced scorecard.  Goals will be defined at three levels (threshold, target and stretch) to correspond with the Company’s targeted incentive opportunities.  To activate the annual incentive plan, the Company must have positive net income.  Unless the Compensation Committee deems otherwise, awards will not be paid, regardless of performance if the Company does not achieve positive net income for the year.  However, the Compensation Committee will have the ability to make discretionary awards to key performers if the Plan does not activate.

    Awards will be paid within two and one half months following the end of the Plan year, which is December 31 of each year, or otherwise in a manner intended to be exempt from, or in compliance with, Section 409A of the Internal Revenue Code.  In the event of the participant’s termination of employment during the Plan year, no award will be paid.  However, if the participant’s termination is due to disability, death or retirement (as determined in accordance with the Company’s policies), the participant, or the participant’s estate, will be paid a pro-rated award.  All awards made under the Plan are subject to a clawback in the event the Company is required to restate its financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COASTWAY BANCORP, INC.

DATE: February 3, 2016	By:	/s/ Jeanette Fritz
Jeanette Fritz
Executive Vice President and Chief Financial Officer